Exhibit 10.1










                            ASSET PURCHASE AGREEMENT

                                 by and between



                          BERDY MEDICAL SYSTEMS, INC.,
                             a Delaware corporation
                          d/b/a Berdy Medical Systems,

                                       and

                                RAMP CORPORATION,
                             a Delaware corporation










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                                                 Table of Contents
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
ARTICLE 1         CERTAIN DEFINITIONS.............................................................................1


ARTICLE 2         SALE AND PURCHASE OF THE PURCHASED ASSETS.......................................................1

         2.1      Purchase of the Purchased Assets................................................................1
         2.2      No Assumption of Excluded Liabilities...........................................................3
         2.3      Purchase Price..................................................................................5
         2.4      Deferred Consideration..........................................................................5
         2.5      Allocation of Purchase Price....................................................................5
         2.6      Delivery and Assignment of Purchased Assets; Attorney-in-Fact...................................5
         2.7      Legending of Securities.........................................................................6

ARTICLE 3         CLOSING.........................................................................................7

         3.1      The Closing.....................................................................................7
         3.2      Deliveries of the Seller........................................................................7
         3.3      Deliveries of the Purchaser.....................................................................8

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF  THE SELLER...................................................9

         4.1      Organization; Good Standing.....................................................................9
         4.2      Authority; Enforceability.......................................................................9
         4.3      Capitalization..................................................................................9
         4.4      No Conflict....................................................................................10
         4.5      Litigation; Compliance with Law................................................................10
         4.6      Consents/Bulk Sales............................................................................10
         4.7      Financial Statements...........................................................................11
         4.8      Absence of Undisclosed Liabilities.............................................................11
         4.9      Taxes..........................................................................................11
         4.10     Title to Purchased Assets......................................................................12
         4.11     Fixed Assets...................................................................................12
         4.12     Intellectual Property Matters..................................................................13
         4.13     Material Agreements............................................................................13
         4.14     Customers and Suppliers........................................................................14
         4.15     Inventory......................................................................................15
         4.16     Accounts Receivable............................................................................15
         4.17     Authorizations.................................................................................15
         4.18     Environmental Matters..........................................................................15
         4.19     Related Parties................................................................................16
         4.20     Improper or Unlawful Payments..................................................................16
         4.21     No Brokers.....................................................................................17
         4.22     Product Warranties; Returns....................................................................17
         4.23     Insurance......................................................................................17


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                                                 Table of Contents
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                                                    (continued)

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         4.24     Real Property..................................................................................17
         4.25     Employees; Employee Benefits...................................................................17
         4.26     Affiliated Party Transactions..................................................................19
         4.27     Bank Accounts..................................................................................19
         4.28     Debt...........................................................................................19
         4.29     Investment Undertaking.........................................................................19
         4.30     Review of SEC Forms............................................................................20
         4.31     No Misstatements or Omissions..................................................................20
         4.32     No Fiduciary Relationship, Etc.................................................................20

ARTICLE 5         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER................................................22

         5.1      Organization; Good Standing....................................................................22
         5.2      Authority; Enforceability......................................................................22
         5.3      No Conflict....................................................................................22
         5.4      Litigation.....................................................................................22
         5.5      Consents.......................................................................................22
         5.6      Issuance of Purchaser Common Stock.............................................................23
         5.7      No Brokers.....................................................................................23

ARTICLE 6         COVENANTS......................................................................................23

         6.1      Further Assurances.............................................................................23
         6.2      Transfer and Retention of Records..............................................................23
         6.3      Employee Matters...............................................................................23
         6.4      Tax Matters....................................................................................24
         6.5      Name Changes...................................................................................24
         6.6      Purchase of Insurance "Tail"...................................................................24
         6.7      Publicity......................................................................................24
         6.8      Collection of Accounts Receivable..............................................................25

ARTICLE 7         CONFIDENTIALITY; NONSOLICITATION AND NON-COMPETITION COVENANTS.................................26

         7.1      Confidentiality; Non-Competition; Nonsolicitation..............................................26
         7.2      Remedies.......................................................................................27
         7.3      Independence of Agreements.....................................................................27
         7.4      Enforceability.................................................................................28

ARTICLE 8         INDEMNIFICATION................................................................................28

         8.1      Survival of Representations and Warranties.....................................................28
         8.2      Indemnification by the Seller..................................................................28
         8.3      Indemnification by the Purchaser...............................................................29
         8.4      Indemnification Procedures - Third-Party Claims................................................29



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                                                 Table of Contents
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                                                    (continued)

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         8.5      Procedure for Indemnification - Direct Indemnification Claims..................................31
         8.6      Right to Indemnification Not Affected by Knowledge or Waiver...................................31
         8.7      Time Limitations...............................................................................32
         8.8      Limitations on Amount..........................................................................32
         8.9      Right To Set-off Against the Consideration Shares..............................................33
         8.10     Arbitration with Respect to Set-Off Rights.....................................................33

ARTICLE 9         MISCELLANEOUS..................................................................................34

         9.1      Expenses.......................................................................................34
         9.2      Amendment......................................................................................34
         9.3      Entire Agreement...............................................................................34
         9.4      Waiver.........................................................................................34
         9.5      Notices........................................................................................34
         9.6      Governing Law; Jurisdiction....................................................................35
         9.7      Severability...................................................................................36
         9.8      Binding Effect; Assignment.....................................................................36
         9.9      Headings.......................................................................................36
         9.10     Third Parties..................................................................................36
         9.11     Counterparts...................................................................................37

                            ASSET PURCHASE AGREEMENT

      ASSET PURCHASE AGREEMENT dated as of October 18, 2004 (this "Agreement"), by and between BERDY MEDICAL SYSTEMS, INC., a Delaware corporation d/b/a Berdy Medical Systems (the "Seller") and Ramp Corporation, a Delaware corporation (the "Purchaser").

      WHEREAS, the Seller owns the SmartClinic(R), SmartVoice(R), and SmartGist(R) point-of-care software technologies and other assets which, among other things, enable off-line device utilization, interoperability, integration with facility based and reference labs, speech recognition and natural language processing of patient data and medical records (the "Business").

      WHEREAS, the Seller desires to sell and transfer to the Purchaser, and the Purchaser desires to purchase and acquire from the Seller, substantially all of the assets, properties and rights of the Seller that are used in, or are related to, the Business, all upon the terms and provisions, and subject to the conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and legal adequacy of which is acknowledged, the parties agree as follows:

                                    ARTICLE 1

                               CERTAIN DEFINITIONS
                               -------------------

      The terms defined in Appendix I attached hereto, whenever used in this Agreement (including, without limitation, the exhibits and schedules attached hereto), shall have the meanings given to them in Appendix I.

                                    ARTICLE 2

                    SALE AND PURCHASE OF THE PURCHASED ASSETS
                    -----------------------------------------

      2.1 Purchase of the Purchased Assets. At the Closing, upon the terms and provisions and subject to the conditions hereof, and based upon the representations, warranties, covenants and agreements of the Seller contained in this Agreement and the Seller Documents and the exhibits and schedules attached hereto and thereto, the Seller shall sell, transfer, assign, convey and deliver to the Purchaser, and the Purchaser shall purchase and acquire from the Seller, free and clear of all Liens, all of the right, title and interest of the Seller in and to the assets of the Seller utilized in, or necessary to conduct, the Business, wherever located and however situated (collectively, the "Purchased Assets"). Without limiting the foregoing, the Purchased Assets shall include:

                (i) all cash, cash equivalents and marketable securities of the Seller;

                (ii) all prepaid expenses of the Seller;

                (iii) all security deposits of the Seller;

                (iv) all of the Inventory of the Seller;

                (v) all of the Accounts Receivable, notes and other amounts receivable and the proceeds of any of the foregoing (including, without limitation, all rebates or vendor reimbursements due from any supplier or vendor or buying association with respect to the period prior to the Closing);

                (vi) all of the Intellectual Property Rights (and all goodwill associated therewith, if any) related to or used in the Business including, without limitation, the trademarks "SmartClinic(R)", "SmartVoice(R)", "SmartGist(R)", trade names, and any and all trademarks and trademark applications of the Seller, and any derivatives or combinations thereof;

                (vii) all right, title and interest of the Seller in and to the Intangibles;

                (viii) all of the Seller's books and records relating to the Business, the Purchased Assets and the Assumed Liabilities (excluding the equity ownership records and minute books of the Seller) including, without limitation: quality control records; records relating to the Authorizations; records relating to the adoption and use of any of the Intellectual Property Rights; specifications; sales; purchasing; rebates; customer lists; vendors; suppliers; product registrations; mailing lists; advertising materials; catalogs (digital and print); market research data; promotional and marketing materials (digital and print); print, radio and television commercials; label and shipping carton dies; designs; films; artwork; photography; mechanical art; color separations; prints, plates and graphic material; and all files and correspondence related to any of the foregoing;

                (ix) all right, title and interest of the Seller to the Fixed Assets owned by the Seller;

                (x) the Material Agreements;

                (xi) all governmental approvals, authorizations, consents, licenses, orders, franchises, and other permits of any Governmental Entity owned, held, or utilized by the Seller in connection with the Business, including the Authorizations;

                (xii) all raw materials, work in process, supplies, spare parts, tooling and shipping and packaging materials;

                (xiii) the exclusive right of the Purchaser to represent itself as carrying on the Business in continuation thereof, including, without

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        limitation, all telephone,  facsimile, and customer service or 800 phone numbers;

                (xiv) all manufacturer warranties provided to the Seller with respect to any items which are part of the Purchased Assets; and

                (xv) all goodwill and all other rights, properties, and assets of any kind or character whatsoever directly or indirectly relating to the conduct of the Business, whether tangible or intangible, owned, licensed, or held by the Seller, including, without limitation, the full benefit of all third party representations, warranties, guarantees, indemnities, undertakings, certificates, covenants, agreements and any similar or related documents and all security received by the Seller for the purchase or other acquisition of any part of the Purchased Assets, except to the extent such rights, properties, or assets are expressly excluded by the terms of this Agreement.

      2.2 No Assumption of Excluded Liabilities. The Purchaser shall not assume, or have any liability, responsibility or obligation, directly or indirectly, for any liability, responsibility or obligation of the Seller or which in any way relate to or arise from the Business, the Purchased Assets or otherwise (whether known or unknown, fixed or contingent, matured or unmatured) (the "Excluded Liabilities"), and all such Excluded Liabilities shall at and after the Closing remain the sole and exclusive responsibility of the Seller except for those obligations and liabilities of the Seller to be paid or performed after the Closing Date under the Material Agreements (the "Assumed Liabilities"). Without limiting the generality of the foregoing, the Excluded Liabilities shall include without limitation:

                (i) all costs and expenses incurred by the Seller incident to its negotiation and preparation of this Agreement and its performance and compliance with the agreements and conditions contained herein;

                (ii) any and all liabilities and obligations for accounts payable, indebtedness, loans, lines of credit, advances, capitalized lease obligations, real property leases, equipment leases, machinery leases or other personal property leases and accrued expenses;

                (iii) all liabilities or obligations in respect of Taxes (whether imposed on the Seller, shareholders of the Seller, or any of their Affiliates) arising with respect to the Business or the Purchased Assets on or before the Closing Date, or the sale of the Purchased Assets to the Purchaser, including sales or other transfer Tax and payroll tax, whenever such Taxes become due or payable;

                (iv) all liabilities and obligations, including damages, fines, and penalties, with respect to pending or threatened litigation, suits, claims, demands, or investigations or proceedings by Governmental Authorities to

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        the  extent  they  relate  to or arise  from  occurrences,  actions,  or non-actions prior to the Closing Date;

                (v) all liabilities or obligations imposed by any Legal Requirement or associated with, arising out of or arising from (i) noncompliance by the Seller with any Legal Requirement, including, but not limited to, those relating to employment practices and Environmental Requirements prior to the Closing Date, (ii) the occupancy, operation, use or control of any of the property of the Seller prior to the Closing Date, or (iii) the operation of the Business prior to the Closing Date;

                (vi) all claims, demands, liabilities, obligations, or litigation of any nature whatsoever arising out of or based upon events occurring or conditions existing on or before the Closing Date which relate to products sold or services performed by the Seller on or before the Closing Date (including, without limitation, product returns, credits and exchanges relating to sales of products prior to the Closing Date or any other action or inaction of the Seller), whether founded upon negligence, breach of warranty, strict liability in tort and/or other legal theory seeking compensation or recovery for or relating to injury to persons or damage to property, notwithstanding that the date on which the injury, claim, demand, liability, or obligation was or is either before or after the Closing Date;

                (vii) all claims, demands, obligations or liabilities, including the cost and expenses of defense thereof, whether arising out of, based upon, or related to workers' compensation or employer's liability claims, negligence, strict liability in tort and/or other legal theory seeking compensation and/or recovery and arising out of injuries and occupational diseases sustained by employees of the Seller on or before the Closing Date;

                (viii) all liabilities and obligations arising prior to the Closing Date, of any contract, engagement, or commitment, including the Material Agreements;

                (ix) all wages, compensation, premiums for medical and health insurance, severance premiums, accrued vacation or sick days relating to the employees of the Seller accruing or arising on or prior to the Closing Date; and

                (x) all costs, expenses, and other liabilities associated with the Seller's employees, including without limitation, all liabilities, debts, and obligations relating to any employee deferred compensation profit sharing plans and savings and stock ownership plans and pension or retirement plans, health, and other employee plans, including, without limitation, any defined benefit pension plan or 401(k) plan.

      2.3 Purchase Price. In consideration for the sale, transfer, assignment, conveyance and delivery to the Purchaser of the Purchased Assets (free and clear of any and all Liens) and the representations and warranties, covenants and agreements of the Seller set forth herein and in the Seller Documents and upon the terms and subject to the conditions contained herein, at Closing the Purchaser shall issue and deliver to the Seller an aggregate number of shares (the "Consideration Shares") of the Purchaser's common stock, par value $.001 per share ("Common Stock"), equal to the quotient of $400,000 divided by the Market Value of the Common Stock (as defined below) ("Purchase Price"). For purposes of this Section 2.3, "Market Value of the Common Stock" shall be equal to the volume-weighted average closing bid price per share of Common Stock as quoted on the American Stock Exchange for the five (5) trading days immediately preceding the Closing Date.

      2.4 Deferred Consideration. As additional consideration for the purchase and sale of the Purchased Assets, at Closing, Seller, Purchaser and the Secured Creditors (as defined herein) shall enter into an escrow agreement (the "Escrow Agreement"), in the form of Exhibit A attached hereto, pursuant to which, subject to any set off rights contained in the Escrow Agreement for indemnification claims under this Agreement, Purchaser shall agree to deliver to the escrow agent the amount equal to five percent (5%) of all maintenance fees collected by the Purchaser solely in connection with the SmartClinic(R) electronic medical records system business during the two (2) year period commencing on the Closing Date and terminating on the second anniversary of the Closing Date.

      2.5 Allocation of Purchase Price. The Purchase Price for the Purchased Assets and the amount of the Assumed Liabilities shall be allocated among the Purchased Assets sold, transferred, assigned and conveyed pursuant to this Agreement, in the manner set forth on Schedule 2.5 attached hereto. Each party shall treat the purchase and sale pursuant to this Agreement consistently with such allocations for all purposes, including, without limitation, determining any Taxes and filing its Form 8594, and shall not take any position inconsistent therewith, whether on a Tax Return, before a Governmental Entity or any judicial or other proceeding. In the event the allocation is disputed by any Governmental Entity, the party receiving notice of such dispute shall promptly notify and consult with the other parties concerning the resolution of such dispute, and shall keep the other parties apprised of the status of such dispute and the resolution thereof. For purposes of the preparation of Form 8594, each party's name, address and taxpayer identification number is set forth on Schedule 2.5 attached hereto.

      2.6 Delivery and Assignment of Purchased Assets; Attorney-in-Fact.
          -------------------------------------------------------------

          (a) The Purchased Assets are physically located at the locations set forth on Schedule 2.6 hereof. At or immediately following the Closing, the Seller will put the Purchaser into full physical possession and enjoyment of the Purchased Assets by delivery of the Purchased Assets to a location designated by the Purchaser. With respect to the Purchased Assets that cannot be physically delivered to the Purchaser because they are in the possession of third parties or otherwise, the Seller shall give irrevocable instructions to the party in possession thereof, immediately following the Closing, with copies to the Purchaser, that all right, title, and interest therein have been vested in the Purchaser and that the same are to be held for the Purchaser's exclusive use and benefit.

          (b) To the extent that the assignment by the Seller to the Purchaser of any Material Agreement or other contract, agreement, instrument, license, understanding, or arrangement to be assigned to the Purchaser hereunder shall require the consent of a party other than the Seller, including those set forth on Schedule 4.6, which has not been obtained prior to the Closing and if the Seller and the Purchaser shall nevertheless elect to consummate the transactions contemplated by this Agreement, this Agreement shall not constitute an agreement to assign the same if an attempted assignment without such consent would constitute a breach thereof unless the Purchaser before, at, or after the Closing elects in a writing delivered to the Seller, specifically identifying such absent consent, to waive such consent.

          (c) All costs and expenses incurred in connection with the assignment and transfer of the Purchased Assets (including, but not limited to, amounts required to be paid in order to obtain necessary consents for such assignments and transfers) shall be borne solely by the Seller.

          (d) The Seller hereby constitutes and appoints the Purchaser, and its successors and permitted assigns, the true and lawful attorneys-in-fact of the Seller with full power of substitution, in the name of the Purchaser or the name of the Seller, on behalf of and for the benefit of the Purchaser, to collect all accounts receivable included within the Purchased Assets and other items being transferred, conveyed and assigned to the Purchaser as provided herein, to endorse, without recourse, checks, notes and other instruments included with the Purchased Assets in the name of the Seller for the purpose of collection, to institute and prosecute, in the name of the Seller or otherwise, all proceedings which the Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets being transferred, conveyed and assigned as provided herein and to defend and compromise or settle any and all actions, suits or proceedings in respect of any of such Purchased Assets and Assumed Liabilities and to do all such acts and things in relation thereto as the Purchaser may deem advisable in its sole discretion; provided, however, that Purchaser shall have no authority to compromise or settle any claim relating to the collection of any of the accounts receivable except in accordance with the provisions of Section 6.8 of this Agreement. The Seller acknowledges and agrees that the foregoing powers are coupled with an interest and shall be irrevocable. The Seller further agrees that the Purchaser shall retain for its own account any amounts collected pursuant to the foregoing powers, and the Seller and its Affiliates shall pay to the Purchaser, if and when received, any amounts which shall be received by the Seller or its Affiliates after the Closing in respect of the Purchased Assets to be transferred, conveyed and assigned to the Purchaser as provided herein.

      2.7 Legending of Securities. Each certificate for Purchaser Common Stock to be issued to the Seller as part of the Consideration Shares shall bear substantially the following legend:

          "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT SUCH

          REGISTRATION  UNDER  THE  SECURITIES  ACT  OR  AN  EXEMPTION
          THEREFROM."

                                    ARTICLE 3

                                     CLOSING
                                     -------

      3.1 The Closing. The closing of the purchase and sale of the Purchased Assets hereunder and the other transactions contemplated hereby (the "Closing") shall take place on October 18, 2004 (the "Closing Date"). The Closing shall take place at the offices of Jenkens & Gilchrist Parker Chapin, LLP, counsel to the Purchaser.

      3.2 Deliveries of the Seller. At the Closing and subject to the terms, provisions and conditions contained herein, the Seller shall take all actions and do all things necessary to sell, transfer, assign, convey and deliver the Purchased Assets to the Purchaser, free and clear of any and all Liens, and to consummate the transactions contemplated hereby, including, without limitation, delivery or causing to be delivered to the Purchaser the following:

          (a) Bill of Sale, Assignment and Assumption Agreement (the "Bill of Sale"), in the form of Exhibit B attached hereto, with full covenants of warranty as to the good and indefeasible title of the Seller in the Purchased Assets covered thereby, necessary to sell, transfer and assign all of the Seller's right, title and interest in and to the Purchased Assets, free and clear of any and all Liens;

          (b) such instruments of sale, assignment, transfer and conveyance as the Purchaser may request in order to record the sale, assignment, transfer and conveyance of any of the Intellectual Property Rights with the United States Patent and Trademark Office, the United States Copyright Office and any other Governmental Entity, domestic or foreign;

          (c) the employment agreement between HealthRamp, Inc., a wholly owned subsidiary of the Purchaser ("HealthRamp") and Dr. Jack Berdy (the "Berdy Employment Agreement"), executed by Dr. Berdy;

          (d) the employment agreement between HealthRamp and Mr. Rich Holtmeier (the "Holtmeier Employment Agreement"), executed by Mr. Holtmeier;

          (e) the Escrow  Agreement,  in the form of Exhibit A,  executed by the
Seller  and  each  of  the  secured   creditors  of  the  Seller  (the  "Secured
Creditors");

          (f) a certificate of good standing of the Seller, dated as of a recent date, from the Secretary of State of the State of Delaware;

          (g) a certificate, dated as of the Closing Date, executed by the Secretary of the Seller certifying that attached thereto are (i) true, correct and complete copies of the Certificate of Incorporation and by-laws of the Seller; (ii) true, correct and complete copy of the resolutions adopted by the Board of Directors and the stockholders of the Seller authorizing the execution, delivery and performance of this Agreement and the Seller Documents and the consummation of the transactions contemplated hereby and thereby; and (iii) the incumbency of the officers of the Seller executing this Agreement and the Seller Documents;

          (h) copies of all consents listed on Schedule 4.6 attached hereto and all Authorizations necessary or required to be obtained in order to consummate the transactions contemplated hereby;

          (i) evidence reasonably satisfactory to the Purchaser of the payment by the Seller of all Taxes, if any, based upon or relating to the sale, assignment, conveyance and transfer of the Purchased Assets to the Purchaser and the consummation of the transactions contemplated hereby;

          (j) evidence of filing of such Uniform Commercial Code termination of financing statements and such other termination and release agreements as are required in order to sell, transfer, assign, convey and deliver to the Purchaser all rights, title and interest of the Seller in and to the Purchased Assets, free and clear of all Liens, including, without limitation, consents and release of any Liens from each of the Secured Creditors;

          (k) all of the Seller's books, records and other data and materials contemplated by Section 2.1 of this Agreement

          (l) Agreement, Termination and Release (the "Agreement, Termination and Release") in substantially the form attached hereto as Exhibit C from each of the secured creditors of Seller; and

          (m) such other certificates, documents, receipts and instruments as the Purchaser or its legal counsel may reasonably request.

      3.3 Deliveries of the Purchaser. At the Closing and subject to the terms, provisions and conditions contained herein, the Purchaser shall deliver, or cause to be delivered, to the Seller the following:

          (a) a stock certificate representing the Consideration Shares issued to the Seller;

          (b) the Berdy Employment Agreement, executed by HealthRamp;

          (c) the Holtmeier Employment Agreement, executed by HealthRamp;

          (d) the Escrow Agreement, executed by the Purchaser;

          (e) a certificate of good standing of the Purchaser, dated as of a recent date, from the Secretary of State of the State of Delaware;

          (f) a certificate dated as of the Closing Date, executed by the Secretary of the Purchaser certifying that attached thereto is: (i) a true, correct and complete copy of the Certificate of Incorporation and by-laws of the Purchaser; (ii) a true, correct and complete copy of the resolutions adopted by the board of directors of the Purchaser authorizing the execution, delivery and performance of this Agreement and the Purchaser Documents and the consummation of the transactions contemplated hereby and thereby; and (iii) the incumbency of the officers of the Purchaser executing this Agreement and the Purchaser Documents;

          (g) a letter from the American Stock Exchange approving the listing of the Consideration Shares on the American Stock Exchange; and

          (h) such other certificates, documents and instruments as the Seller or its legal counsel may reasonably request.

                                   ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES OF
                                   THE SELLER
                                   ----------

      The Seller hereby represents and warrants to the Purchaser as follows:

      4.1 Organization; Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own and lease its assets and properties and to conduct the Business as it is now being conducted. The Seller is qualified to do business as a foreign company in all jurisdictions where it is required to be qualified, except those jurisdictions whereby the failure to qualify would not have a Material Adverse Effect.

      4.2 Authority; Enforceability. The Seller has the corporate power and authority to execute, deliver and perform this Agreement and all other agreements, certificates and documents executed or delivered, or to be executed or delivered, by the Seller in connection herewith (collectively, the "Seller Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Seller Documents by the Seller has been duly authorized by all necessary corporate action on the part of the Seller. This Agreement and each of the Seller Documents have been duly executed and delivered by the Seller and this Agreement and each of the Seller Documents constitute (or, in the case of certain the Seller Documents, when executed and delivered will constitute) the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms.

      4.3 Capitalization. The Seller has ___ shares of authorized capital stock consisting of ___ shares of common stock, ___ of which are issued and outstanding, and consisting of _____ shares of preferred stock, _________ of which are issued and outstanding. The Seller has no outstanding (i) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of the Seller; (ii) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of the Seller; or (iii) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by the Seller of any of its capital stock or other equity interests, or any instruments convertible or exercisable for any such securities or any options, warrants or rights to acquire such securities.

      4.4 No Conflict. Except to the extent required under Schedule 4.6, the execution, delivery and performance of this Agreement and the Seller Documents by the Seller and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate or conflict with any provision of the Certificate of Incorporation or the by-laws of the Seller; (ii) violate, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, give rise to a right of termination, amendment or cancellation of, accelerate the performance required by, or result in any payment under, any Material Agreement, instrument or other writing of any nature whatsoever to or by which the Seller is a party or is bound, or by which any of the Purchased Assets or the Business is subject; (iii) violate, conflict with or result in a breach of any Legal Requirement applicable to the Seller;
(iv) result in the creation of any Lien on any of the Purchased Assets; or (v) render void or create a right of amendment, termination or rescission under any Material Agreement or other arrangement with a customer of or vendor to the Business.

      4.5 Litigation; Compliance with Law.
          -------------------------------

          (a) Schedule 4.5(a) attached hereto contains a true, complete and correct list of all action, suits, proceedings (including, without limitation, all arbitrations and alternative dispute resolution proceedings), or governmental investigations pending or, to the best knowledge of the Seller, threatened against the Seller or any of its properties or assets or any of the Seller's officers, directors or employees which in any way arises out of or relates to the Business or any of the Purchased Assets, in each case, at any time during the last five (5) years. Except as set forth in Schedule 4.5(a) attached hereto, there is no claim, action, suit, proceeding (including, without limitation, all arbitrations and alternative dispute resolution proceedings) or governmental investigation before any court, arbitrator or Governmental Entity pending or, to the best knowledge of the Seller, threatened against the Seller or which relates to or arises out of the Business or any of the Purchased Assets or Assumed Liabilities or the transactions contemplated by this Agreement, nor does the Seller have knowledge of any reasonably likely basis or set of circumstances for any such action, suit, proceeding, claim or investigation: (i) the result of which could have a Material Adverse Effect; (ii) questions the validity of this Agreement or the transactions contemplated hereby; (iii) could impair the ability of the Seller to consummate the transactions contemplated hereby or by the Seller Documents; (iv) could adversely affect and impact the Purchaser's rights to, or enjoyment of, the Purchased Assets and the Business following the Closing; or (v) seeks to delay, prohibit, or restrict in any manner any action contemplated hereby.

          (b) Except as set forth on Schedule 4.5(b) attached hereto, none of the Purchased Assets or the Seller or any of the Seller's officers, managers or employees, in each case with respect to the Business or the Purchased Assets, is subject or a party to, or bound by or otherwise affected by, any judgment, order, decree, restraint or other directive of or stipulation with any court or other Governmental Authority or tribunal, or in violation of any other Legal Requirement, and the Seller has no knowledge of any reasonable basis for a claim that such a violation exists. The Seller is not aware of any proposed Legal Requirement that might affect any of the operations or prospects of the Business or any of the Purchased Assets or the Assumed Liabilities.

      4.6 Consents/Bulk Sales.
          -------------------

          (a) Except as set forth on Schedule 4.6, no filing or registration with, notice to or authorization, consent or approval or other action (including, without limitation, the grant of any waiver) of any Governmental Entity or any other Person is required to be obtained by the Seller in connection with: (i) the sale to the Purchaser of the Purchased Assets or the assumption of the Assumed Liabilities; (ii) the execution, delivery and performance of this Agreement and the Seller Documents and the consummation of the transactions contemplated hereby and thereby; and (iii) following the Closing, the enjoyment and possession by the Purchaser of all of the rights and privileges with respect to the Purchased Assets and the Business.

          (b) There are no "bulk sales" or similar laws (including, without limitation, any Legal Requirement which may impose transferee liability on the Purchaser or any of its Affiliates or create any Lien on any of the Purchased Assets) applicable to the sale, assignment, conveyance and transfer of the Purchased Assets to the Purchaser and the consummation of the transactions contemplated by this Agreement.

      4.7 Financial Statements. Schedule 4.7 attached hereto sets forth a true and correct copy of the Seller's Balance Sheet, Statement of Operations, Stockholders' Equity (Deficit) and Cash Flows as of and for the fiscal years ended December 31, 2003, 2002 and 2001, including the notes thereto and the reports thereon of the Seller's independent auditors (the "Audited Financial Statements") and the Seller's Unaudited Balance Sheet, Statement of Operations, Stockholders' Equity (Deficit) and Cash Flows as of and for the fiscal period ended March 31, 2004 (the "Unaudited Financial Statements" and, together with the Audited Financial Statements, the "Financial Statements"). The Financial Statements (i) were prepared in accordance with GAAP and, if applicable, audited in accordance with GAAS, consistently applied, (ii) were prepared from and are in agreement with the books and records of the Seller, and (iii) fairly presents the financial position of the Seller for the periods set forth in such Financial Statements.

      4.8 Absence of  Undisclosed  Liabilities.  Except as set forth on Schedule
4.8 attached hereto or as set forth or adequately reserved against on the Seller's Balance Sheet as of and for the fiscal period ended March 31, 2004 (or disclosed in the notes thereto), the Seller has no liabilities or obligations, other than those incurred in the ordinary course of business and in a manner consistent with past practices. Except as set forth on Schedule 4.8 attached hereto, all liabilities and obligations of the Seller incurred since January 1, 2003 have been incurred in the ordinary course of business in a manner consistent with past practice and do not and will not have a Material Adverse Effect. For purposes of this Section 4.8, all references to the Seller's liabilities shall include, without limitation, all liabilities, whether direct or indirect, absolute, contingent or matured, known or unknown, asserted or unasserted, and liquidated or unliquidated.

      4.9 Taxes. (a) Except as set forth on Schedule 4.9(a) attached hereto:

                (i) The Seller has duly and timely filed (in accordance with any extensions duly granted by the appropriate Governmental Entity) with the appropriate Governmental Entity all Tax Returns required to be filed by the Seller for Taxes, and paid the amount of Tax showing as payable on such Tax Returns, for all periods ending on or prior to the date of the Closing.

                (ii) No Governmental Entity has proposed, asserted or assessed (tentatively or otherwise) any adjustment that could result in an additional Tax for which the Seller is or may be liable with respect to the Purchased Assets or which could result in a Lien on any of the Purchased Assets that has not been finally settled and fully paid.

                (iii) There is no pending, proposed or, to the knowledge of the Seller, threatened any audit, examination, investigation, dispute, deficiency assessment, refund litigation, claim, or other administrative or judicial proceeding relating to any Tax for which the Seller is or may be liable and which could result in a Lien on any of the Purchased Assets.

                (iv)  There are no  closing  agreements  within  the  meaning of
        Section 7121 of the Code or any similar provision of applicable law, ruling requests, requests to consent to change a method of accounting, Code Section 481 adjustments, subpoenas or requests for information with or by any Governmental Entity that could reasonably be expected to affect any Tax for which the Seller is or may be liable with respect to the Purchased Assets and which could result in a Lien on any of the Purchased Assets.

          (b) Schedule 4.9(b) attached hereto sets forth for the Seller a list of each jurisdiction in which the Seller has filed a Tax Return with respect to the Purchased Assets and the type of Tax Return filed, and except as set forth thereon, no Governmental Entity where such entity does not file a Tax Return with respect to a particular Tax has made a claim or assertion that such entity is subject to such Tax in such jurisdiction or is required to file a Tax Return with respect to such Tax in such jurisdiction.

      4.10 Title to Purchased Assets. Except as set forth on Schedule 4.10 attached hereto, the Seller has good, valid and indefeasible title to or, in the case of licenses, valid and subsisting licenses in the Purchased Assets, in each case free and clear of any and all Liens. The Purchased Assets that are owned, together with those used under license, are free from material defects, are in good operating condition and a good state of maintenance and repair, subject only to normal wear and tear in the ordinary course of business, and are suitable for the continued conduct of the Business in a manner consistent with past practices. At the Closing, the Purchaser will obtain from the Seller good and indefeasible title to all of the Purchased Assets, free and clear of all Liens.

      4.11 Fixed Assets. Schedule 4.11 attached hereto contains a true, complete and correct list and brief description of the equipment, machinery, computers and computer hardware, furniture and other items of personal property owned by the Seller and all interests therein which are part of the Purchased Assets (collectively, the "Fixed Assets"). Except as set forth on Schedule 4.11, the Seller has good, valid and indefeasible title to the Fixed Assets owned by the Seller, in each case free and clear of any and all Liens. All of the Fixed Assets are in good operating condition, state of maintenance and repair and working order, subject to normal wear and tear.

      4.12 Intellectual Property Matters. Set forth on Schedule 4.12 attached hereto is a list of the Intellectual Property Rights, specifying as to each, as applicable: (i) the nature of the Intellectual Property Right; (ii) all licenses, sublicenses and other agreements (true, correct and complete copies of any such licenses, sublicenses or other agreements are attached to Schedule 4.12) relating in any manner to any Intellectual Property Right; and (iii) the filing and registration information with respect to each Intellectual Property Right that is registered with the United States Patent and Trademark Office, the United States Copyright Office, any state or foreign jurisdiction or other Governmental Authority. There are no Intangibles that are owned by the Seller or any of its Affiliates or family members which are used in or in connection with the Business that are not set forth on Schedule 4.12 attached hereto. Except as set forth on Schedule 4.12 attached hereto, there are no royalties, fees or other amounts payable by or to the Seller with respect to any of the Intellectual Property Rights. The Seller's prior use of the Intellectual Property Rights has not, and the Seller's present use of the Intellectual Property Rights does not, infringe or otherwise violate any rights (including, without limitation, rights of privacy) of any Person, and the Seller has not received a notice of a claim of infringement or knows of any reasonable basis for a claim that such an infringement or violation exists. The Seller has ownership of (free and clear of any and all Liens) or rights by license, lease or other agreement to use (free and clear of any and all Liens and without the payment of any fees or the incurrence of any royalties or other amounts) the Intellectual Property Rights that are necessary to permit the use of the Purchased Assets and to conduct the Business. The Seller or any of its Affiliates or family members or any present or former employee of the Seller does not own or have a propriety or financial interest, directly or indirectly, in any of the Intellectual Property Rights. The Seller is not a party in any pending action, suit or proceeding that involves a claim of infringement or any other claim related to any Intellectual Property Right or, to the best of the knowledge of the Seller, there is no threatened action, suit or proceeding that involves a claim of infringement or any other claim relating to any Intellectual Property Right. None of the Intellectual Property Rights is subject to any outstanding Legal Requirement in order to maintain any federal registration of such Intellectual Property Rights. No Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting its use by the Seller or restricting the licensing thereof to any Person by the Seller or which could affect the transfer of the Intellectual Property Rights to the Purchaser free and clear of any and all Liens. Upon the execution and recording, where applicable, of such instruments of assignment or conveyance as may be requested by the Purchaser, all Intellectual Property Rights will be fully vested in the Purchaser, free and clear of any and all Liens.

      4.13 Material Agreements.
           -------------------

          (a) Schedule 4.13 sets forth a list and a brief description of all material written and oral contracts or agreements relating to the Seller, including without limitation any: (i) contract or series of contracts resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of Five Thousand Dollars ($5,000.00) in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount; (ii) agreement which restricts the Seller from engaging in any line of business or from competing with any other Person; (iii) warranties made with respect to products manufactured, packaged, distributed or sold by the Seller; (iv) partnership, shareholder, joint venture, or similar agreement or arrangements to which the Seller is a party; (v) contracts with suppliers and distributors; (vi) any agreements, contracts, license or sublicense agreements, assignments, or understandings with respect to Intellectual Property owned or used by the Seller, or (vii) any other contract, agreement, instrument, arrangement or commitment that is material to the condition (financial or otherwise), results of operation, assets, properties, liabilities, Business or prospects of the Seller or the Purchased Assets, except for bank indebtedness, employment agreements or arrangements or leases of real or personal property (collectively, the "Material Agreements"). The Seller has previously furnished to the Purchaser true, complete and correct copies of all Material Agreements required to be listed on Schedule 4.13.

          (b) Except as set forth on Schedule 4.13, none of the Material Agreements was entered into outside the ordinary course of business of the Seller, contains any unusual, onerous or burdensome provisions that will impair or adversely effect in any material way the operations of the Seller, or is reasonably likely to be performed at a material loss.

          (c) The Material Agreements are each in full force and effect and are the valid and legally binding obligations of the Seller and the other parties thereto, enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency or similar laws affecting the rights of creditors generally and to general equitable principles and foreign laws. The Seller has not received notice of default by the Seller under any of the Material Agreements or any other contract or agreement relating to borrowed money to which the Seller is a party or by or to which it or its assets are bound or subject, and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default by the Seller thereunder. Neither the Seller nor any of the other parties to any of the Material Agreements is in default thereunder, nor has an event occurred which, with the passage of time or the giving of notice or both would constitute a default by such other party thereunder. The Seller has not received notice of the pending or threatened cancellation, revocation or termination of any of the Material Agreements or any other agreements relating to borrowed money to which the Seller is a party or by or to which it or its assets are bound or subject, nor is it aware of any facts or circumstances which could lead to any such cancellation, revocation or termination. The Seller has not received notice, or has no knowledge, that the consummation of the transactions contemplated under this Agreement would result in any party to a Material Agreement canceling, revoking, or terminating such Material Agreement or ceasing to transact business, or materially altering the manner in which it transacts business, pursuant to such Material Agreement.

      4.14 Customers and Suppliers. (a) Schedule 4.14(a) attached hereto contains a list of each of the ten (10) largest customers and suppliers (measured by dollar volume of purchases and sales, as applicable) of the Seller for each of the fiscal years ended December 31, 2003 and 2002, and for the period commencing on January 1, 2004 and ending on June __ , 2004. Except as set forth on Schedule 4.14 attached hereto, the Seller is not engaged in any dispute with any customer, supplier or manufacturer with respect to the Purchased Assets or the Business, and the Seller has no knowledge of any matter or fact as of the Closing Date which could reasonably be expected to result in a dispute with any customer, supplier or manufacturer with respect to the Purchased Assets or the Business.

          (b) Except as set forth on Schedule 4.14(b) attached hereto, to the best knowledge of the Seller, no customer, supplier or manufacturer is considering termination, non-renewal or any modification of its arrangements with the Seller prior to the Closing or with the Purchaser following the Closing.

      4.15 Inventory. Schedule 4.15 contains a list of the Inventory as of the Closing Date, setting forth a brief description of each item including, but not limited to, the number of units and cost. All such Inventory arose from bona fide transactions in the ordinary course of business consistent with past practice. None of the Inventory is subject to any write-down or write-off. The Seller is not under any obligation to return any of the Inventory in its possession to any other Person. To the best knowledge of Seller, the Inventory reflected on Schedule 4.15 is: (i) in good, merchantable and marketable condition and (ii) not obsolete, damaged or soiled. None of such Inventory contains any items that are part of any discontinued line of products or goods.

      4.16 Accounts  Receivable.  The Accounts  Receivable set forth on Schedule
4.16 are: (i) good and collectible in the ordinary course of business; (ii) the result of bona fide, arm's-length completed transactions in the ordinary course of business consistent with past practices; and (iii) not subject to any deductions, credits, counterclaims, disputes or offsets.

      4.17 Authorizations. The Seller owns, holds, possesses or lawfully uses all Authorizations which are in any manner necessary for the ownership and use of the Purchased Assets, free and clear of any and all Liens or other restrictions. Except for the note obligations to the Secured Creditors, the Seller is not in default, nor has the Seller received any notice of any claim of default with respect to any Authorization and, to the knowledge of the Seller, no event has occurred, which with the giving of notice or passage of time or both, would cause or give rise to any default with respect to any Authorization. All such Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees, and will not be adversely affected or terminated by consummation of the transactions contemplated hereby. None of the Authorizations have been amended, assigned, pledged or otherwise transferred.

      4.18 Environmental Matters. Except as set forth on Schedule 4.18 attached hereto:

          (a) The Seller is in compliance with all Environmental Laws and Environmental Permits, except where the failure to comply with such Environmental Laws and Environmental Permits would not have a Material Adverse Effect.

          (b) The Seller has not received any written notice with respect to the Seller or any Site related to the Business from any Governmental Entity or other Person alleging that the Seller is not in compliance with any Environmental Law or Environmental Permit, and none of them has received any written notice or request for information with respect to, and has not been designated a responsible or potentially responsible party for, remedial action, response costs or investigation.

          (c) To the best of the knowledge of the Seller, there has been no Release of a Hazardous Substance at, from, in, to, on or under any Site and no Hazardous Substance is present in, on, about or migrating to or from any Site that could reasonably be expected to give rise to any Environmental Claim against the Seller.

          (d) There are no pending or outstanding corrective actions requested, required or being conducted by any Governmental Entity or Regulatory Authority with respect to the Seller for the investigation, remediation or cleanup of any Site, and there have been no such corrective actions.

          (e) To the best of the knowledge of the Seller, the Seller has obtained and holds all Environmental Permits necessary for the conduct of its operations and Business as presently conducted.

          (f) There are no past, pending or, to the best of the knowledge of the Seller, threatened Environmental Claims against the Seller, and the Seller has no knowledge of any facts or circumstances which could reasonably be expected to form the basis of any Environmental Claim against the Seller.

          (g) The transactions contemplated by this Agreement do not and will not impose any obligations under any Environmental Law or Environmental Permit for any investigation or cleanup or notification to or consent of any Governmental Entity or any other Person.

          (h) There are no Liens with respect to the Purchased Assets arising under or pursuant to any Environmental Law and, to the best of the knowledge of the Seller, there are no facts, circumstances or conditions that could reasonably be expected to restrict, encumber or result in the imposition of special conditions under any Environmental Law with respect to any of the Purchased Assets.

      4.19 Related Parties. Neither the Seller nor any current or former (within the past three (3) years) director, officer, or stockholder of the Seller, or any of their family members (individually a "Related Party" and collectively the "Related Parties"), or any Affiliate of the Seller or any Related Party: (a) owns, directly or indirectly, any interest in any person which is a competitor of the Seller, or of a supplier or customer of the Seller; (b) owns, directly or indirectly, in whole or in part, any property, asset or right, real, personal or mixed, tangible or intangible (including, but not limited to, any of the intangible property) which is utilized in the operation of the Business; (c) has an interest in or is, directly or indirectly, a party to any contract, agreement, lease or arrangement pertaining or relating to the Seller; or (d) to the best of the knowledge of the Seller, has any cause of action or other claim whatsoever against, or owes any amount to, the Seller.

      4.20 Improper or Unlawful Payments. Neither the Seller nor any of its officers and agents, Affiliates or, to the best of the knowledge of the Seller, any other Person associated with or acting on behalf of the Seller, or any of their respective Affiliates or family members, has made any illegal or improper payment to, or provided any illegal or improper benefit or inducement for, any governmental official, union official, supplier, customer, union or other

Person, in an attempt to influence any such Person to take or to refrain from taking any action relating to the Business or any of the Purchased Assets or to engage in any action by or on behalf of the Seller or any of its respective Affiliates or family members in any way or paid any bribe, payoff, influence payment, kickback or other unlawful payment.

      4.21 No Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Seller directly with the Purchaser and without the intervention of any other Person acting on behalf of the Seller and in such manner as not to give rise to any claim against the Purchaser or any of its Affiliates for any finder's fee, brokerage commission or like payment, and if any such fee, commission or payment is payable, it shall be the sole responsibility of the Seller.

      4.22 Product Warranties; Returns. With respect to the Inventory: (a) except as set forth on Schedule 4.22, the Seller is not liable for any unexpired product warranty with respect to any of the Inventory that it distributes or that it has heretofore distributed, sold or manufactured; (b) the Seller has not received any notice of any claim based upon any product warranty with respect to the Inventory; and (c) the Seller does not know or have any reasonable ground to know of any such claim (actual or threatened) based upon any product warranty with respect to any such product. Schedule 4.22 attached hereto sets forth all warranties, express or implied, that the Seller has made or is responsible for in connection with any Inventory. Schedule 4.22 sets forth the percentage of product returns and exchanges for the past three fiscal (3) years.

      4.23 Insurance. Schedule 4.23 sets forth a true and complete list of all insurance policies providing insurance coverage of any nature to the Seller. The Seller has previously provided the Purchaser with true and complete copies of all of such insurance policies, as amended to the date hereof. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and the Seller has complied with all terms and conditions of such policies, including premium payments. None of the insurance carriers has indicated to the Seller an intention to cancel, or alter the coverage under, any such policy. The Seller does not have any claim pending against any of the insurance carriers under any of such policies and there has been no actual or alleged occurrence of any kind which may give rise to any such claim and has not made any claims under any policy at any time since January 1, 2001. All applications for such policies are accurate in all respects.

      4.24 Real Property. Schedule 4.24 contains a true and correct list of each parcel of real property leased by the Seller (as lessor or lessee) and used or held for use in connection with the Business (the "Leased Real Property"). The Seller does not own any real property that is used or held for use in connection with the Business. Except as set forth in Schedule 4.24, there is no, nor has the Seller received any notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) under any Leased Real Property. The Seller does not owe any brokerage commissions with respect to any such Leased Real Property.

      4.25 Employees; Employee Benefits.
           ----------------------------

          (a) Schedule 4.25(a) sets forth a complete and correct list of the names, current annual salary, bonus compensation and title, for each director and officer and each other employee of Seller who is a party to an employment agreement with Seller, all employees who are not at-will employees or who received annual compensation during Seller's fiscal year ended December 31, 2003, or who are entitled to receive compensation, on an annualized basis, whether or not paid to date, in excess of $50,000.

          (b) Schedule 4.25(b) contains a complete and accurate list of all Employee Benefit Plans. Complete and accurate copies of the following documents, have been delivered to the Purchaser by the Seller: (i) any Employee Benefit Plan which has been reduced to writing, (ii) any written summary of any unwritten Employee Benefit Plan, (iii) any related trust agreement, insurance contract and summary plan description including any modification communicated to any participant, (iv) any annual report filed on Internal Revenue Service ("IRS") Forms 5500, 5500-C or 5500-R filed for the last three (3) years, (v) the most recent determination letter with respect to any Employee Benefit Plan, if any, (vi) any notice that was given by the Seller or any ERISA Affiliate to the IRS or to any governmental entity or any participant or beneficiary, pursuant to statute, within the (2) years preceding the Closing Date, including notices that are expressly mentioned elsewhere in this Agreement, and (vii) any notices that were given by the IRS or the Department of Labor to the Seller or any ERISA Affiliate, or any Employee Benefit Plan within the two (2) years preceding the Closing Date. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Seller and the ERISA Affiliates has in all respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Seller and all Employee Benefit Plans are in compliance with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

          (c) Except as otherwise disclosed in Section 4.25(b), all the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or increase its cost.

          (d) Neither the Seller nor any ERISA Affiliate has any liability (whether contingent or otherwise) under Section 412 of the Code, Section 302 of ERISA, or Title IV of ERISA.

          (e) At no time has the Seller or any ERISA Affiliate been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

          (f) No Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of
Section  501(c)(9) of the Code, a "welfare  benefit  fund" within the meaning of
Section 419 of the Code, a "qualified asset account" within the meaning of Section 419A of the Code or a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA.

          (g) Neither the Seller nor any ERISA Affiliate has ever been subject to the health care continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 as amended ("COBRA"), or any amendment to COBRA.

          (h) No Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees of the Business prohibits the Seller from amending or terminating any such Employee Benefit Plan.

          (i) None of the assets of any Employee Benefit Plan include any securities or other property issued by the Seller or an ERISA Affiliate.

          (j) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan that would subject the Purchaser to any fine, penalty, tax or liability of any kind imposed under ERISA, the Code or any other applicable law.

          (k) Each Employee Benefit Plan can be terminated within thirty (30) days of the Closing Date, without payment of any additional contribution or amount and without creating any unfunded or unaccrued liability or the vesting or acceleration of any benefits promised by such plan.

          (l) Except as disclosed in Section 4.25(b), each Employee Benefit Plan covers only employees of the Seller (or former employees or beneficiaries with respect to service with the Seller), so that the transaction contemplated by this Agreement will require no spin-off of assets or other division or transfer of rights with respect to any such plan.

      4.26 Affiliated Party Transactions. Except for obligations arising under this Agreement, as of the Closing Date neither Seller nor any of its Affiliates, nor the stockholders of Seller or any of their respective Affiliates or immediate family will have, directly or indirectly, any obligation to or cause of action or claim against Seller, no assets owned by any stockholder of Seller are used by Seller in the operation of its business, no stockholders of Seller have any outstanding indebtedness or other monetary obligation to Seller, and Seller has no obligation to or cause of action or claim against any other stockholders of Seller.

      4.27 Bank Accounts. Schedule 4.27 sets forth the names and locations of all banks, depositories and other financial institutions in which Seller has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto.

      4.28 Debt. Schedule 4.28 accurately lists as of the date hereof all of Seller's outstanding indebtedness for borrowed money ("Debt"). All Debt may be prepaid at the Closing or thereafter without premium or penalty or other fees payable to the lenders under the terms of the agreements governing the Debt.

      4.29 Investment Undertaking. The Seller acknowledges that the Consideration Shares to be issued to the Seller pursuant to this Agreement will be "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933 (the "Securities Act"). The Seller
acknowledges that the Seller is acquiring such shares for the Seller's own account for investment purposes and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. The Seller acknowledges that the Seller understands that Rule 144 requires that such shares issued hereunder may not be disposed of for a period of at least one year from the date of acquisition. The Seller acknowledges that (i) the Seller and each stockholder of the Seller is an "accredited investor", as that term is defined in Rule 501 under the Securities Act, (ii) the Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of an investment in the Purchaser Common Stock and has obtained, in its judgment, sufficient information from Purchaser to evaluate the merits and risks of an investment in the Purchaser Common Stock, (iii) the Seller has been provided the opportunity to obtain information and documents concerning Purchaser and the Purchaser Common Stock, and has been given the opportunity to ask questions of, and receive answers from, the directors and officers of Purchaser concerning Purchaser and the Purchaser Common Stock and other matters pertaining to its investment, (iv) the Seller understands that it must bear the economic risk of the investment in the Consideration Shares indefinitely and (v) such Consideration Shares are "restricted securities" and may not be sold, transferred, pledged, loaned, assigned, hypothecated or otherwise disposed of unless such shares are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from registration is available. The Seller acknowledges that the offer of the Purchaser Common Stock will not be reviewed by any governmental agency and is being sold to the Seller in reliance upon exemption from the Securities Act. The Seller acknowledges that each certificate representing the Consideration Shares will bear the legend set forth in Section 2.7.

      4.30 Review of SEC Forms. The Seller has (i) received and carefully reviewed the Purchaser's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed by Purchaser with the Securities and Exchange Commission since January 1, 2002 (collectively, the "SEC Documents") and (ii) had the opportunity to ask questions and receive answers from Purchaser's officers and directors concerning such forms and the documents incorporated by reference therein and to obtain any documents relating to Purchaser which are on file with the SEC and available for inspection by the public. The Seller is aware of the risks inherent in an investment in Purchaser and specifically the risks of an investment in the Purchaser Common Stock. In addition, Seller is aware and acknowledges that there can be no assurance of the future viability or profitability of Purchaser, nor can there be any assurance relating to the current or future price of the Purchaser Common Stock, as quoted on the AMEX, or market conditions generally.

      4.31 No Misstatements or Omissions. No representation or warranty by the Seller contained in this Agreement and no statement contained in any certificate, list, Schedule, Exhibit or other instrument specified or referred to in this Agreement, whether heretofore furnished to the Purchaser or hereafter furnished to the Purchaser pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which it was made, not misleading.

      4.32 No Fiduciary Relationship, Etc. The Seller represents and warrants to and acknowledges and agrees with the Purchaser that: (a) the Seller's sole relationship with the Purchaser is that of arm's-length seller and purchaser, respectively; (b) no term or provision of this Agreement or any other Seller Document is intended, nor shall any such term or provision be deemed or construed, to (i) impose on the Purchaser or any of its directors, officers, employees, agents, representatives, stockholders and controlling parties and all of their successors and assigns (collectively, the "Representatives") any trust, fiduciary, franchise, agency, advisory or similar duty to or relationship with any other Person or any of its Representatives, or
(ii) make the Seller or any of its Representatives a partner, joint venturer, employee, Affiliate, agent or other Representative of the Purchaser, and each such duty, relationship, status, benefit or right that would otherwise be imposed by applicable law with respect to this Agreement is hereby absolutely, irrevocably, unconditionally, expressly and forever waived by the Seller; (c) the Seller has independently and fully reviewed and evaluated the Seller Documents, the obligations and transactions contemplated thereunder and the potential effects of such obligations and transactions on the assets, business, cash flow, expenses, income, liabilities, operations, properties, prospects, reputation or condition (financial or otherwise) of the Seller and its Affiliates, which review and evaluation was made together with the officers and directors and other Representatives of the Seller and (to the extent deemed prudent by the Seller) other legal counsel and financial and other advisors to the Seller, which legal and other counsel and advice the Seller acknowledges and agrees was more than sufficient for such review and evaluation; (d) the Seller has been encouraged to obtain independent legal counsel and advice, has had ample time and opportunity to do so, and has declined of its own volition to do so, and to the extent the Seller has not sought or received sufficient independent counsel in such review or evaluation, the Seller hereby absolutely, unconditionally, irrevocably, expressly and forever assumes any and all attendant risks and waives any and all rights, claims, defenses or objections with respect thereto; (e) no counsel to the Purchaser has in any way provided any tax or other legal counsel, analysis, advice or assurance to, or has in any way otherwise represented, the Seller or any of its Representatives, and no attorney-client relationship has existed or been created, and none shall be deemed or construed to exist, between any counsel to the Purchaser and the Seller (or any of its Representatives), in each case whether in connection with any Seller Document, any of the contemplated transactions or otherwise; (f) none of the Seller, its Affiliates and their respective Representatives is relying upon (A) the expertise, business acumen or advice of the Purchaser or its counsel or other Representatives in connection with any aspect of the Seller Documents, the contemplated transactions or otherwise, or (B) any oral or written advice, analysis, accounting, representation or warranty, tax or legal counsel, promise or other assurance of any kind whatsoever from the Purchaser or any of its respective counsel or other Representatives; and (g) by accepting or approving any certificate, statement, report or other document or information required to be given to the Purchaser (whether as a required notice or report, for approval or otherwise), or any alleged performance of anything required to be observed, performed or fulfilled by the Seller or any of its Representatives, pursuant to this Agreement or any other Seller Document, neither the Purchaser nor any of its Representatives shall have, or shall be deemed or construed to have, made any representation or warranty to or agreement with the Seller or any of its Representatives with respect thereto or affirmed the sufficiency, the legality, enforceability, effectiveness or financial impact or other effect thereof. Each counsel to the Purchaser may rely on this section as if directly addressed to them and is an intended third party beneficiary hereof.

                                   ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                 -----------------------------------------------

      The Purchaser hereby represents and warrants to the Seller as follows:

      5.1 Organization; Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the power and authority to own and lease its assets and properties and to conduct its business as it is now being conducted. The
Purchaser is qualified to do business as a foreign corporation in all jurisdictions where it is required to be qualified, except those jurisdictions whereby the failure to qualify would not materially and adversely affect the Purchaser.

      5.2 Authority; Enforceability. The Purchaser has the power and authority to execute, deliver and perform this Agreement and all other agreements, certificates and documents executed or delivered, or to be executed or delivered, by the Purchaser in connection herewith (collectively the "Purchaser Documents") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Purchaser Documents by the Purchaser have been duly authorized by all necessary action on the part of the Purchaser. This Agreement and each of the Purchaser Documents has been duly executed and delivered by the Purchaser and this Agreement and each of the Purchaser Documents constitutes (or when executed and delivered will constitute) legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

      5.3 No Conflict. The authorization, execution, delivery and performance by the Purchaser of this Agreement and the Purchaser Documents and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of the Purchaser's Certificate of Incorporation or by-laws, (b) violate, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, give rise to a right of termination, amendment or cancellation of, accelerate the performance required by, or result in any payment under, any contract, instrument or other writing of any nature whatsoever to or by which the Purchaser is a party or is bound, or by which any of its properties or assets is subject; or (c) violate, conflict with or result in a breach of any Legal Requirement applicable to the Purchaser.

      5.4 Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding (including, without limitation, all arbitrations and alternative dispute resolution proceedings) or governmental investigation pending or, to the best knowledge of the Purchaser, threatened against the Purchaser which relates to the transactions contemplated by this Agreement, nor does the Purchaser have knowledge of any reasonably likely basis or set of circumstances for any such action, suit, proceeding, claim or investigation, the result of which could materially and adversely affect the Purchaser or the transactions contemplated hereby or could impair the ability of the Purchaser to consummate the transactions contemplated hereby.

      5.5 Consents. Except as set forth in Schedule 5.5 attached hereto, no filing or registration with, notice to, or authorization, consent or approval of, or other action (including, without limitation, the grant of any waiver) of any Governmental Entity or Regulatory Authority or any other Person is required to be obtained by the Purchaser in connection with: (i) the purchase from the Seller of the Purchased Assets and (ii) the execution, delivery and performance of this Agreement and the Purchaser Documents and the consummation of the transactions contemplated hereby and thereby.

      5.6 Issuance of Purchaser Common Stock. The Consideration Shares, when issued and delivered to the Seller in accordance with the terms and provisions of this Agreement, will be (i) duly authorized and validly issued, fully paid and non-assessable, (ii) free and clear of any Liens, and (iii) assuming the accuracy of the representations and warranties set forth in this Agreement by the Seller and delivered to the Purchaser, are issued in compliance with the Securities Act.

      5.7 No Brokers. Except for vFinance Investments, Inc., all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Purchaser directly with the Seller and the broker designated by the Seller and without the intervention of any other Person on behalf of the Purchaser, and in such a manner as not to give rise to any claim against the Seller or any of the Seller's Affiliates for any finder's fee, brokerage commission or like payment.

                                    ARTICLE 6

                                    COVENANTS
                                    ---------

      6.1 Further Assurances. Prior to and following the Closing, each of the parties hereto shall execute such documents and other instruments and perform such further acts as may be required or reasonably requested by any other party hereto to carry out the provisions hereof and the transactions contemplated hereby including, without limitation, vesting in the Purchaser good and indefeasible title to the Purchased Assets, free and clear of any and all Liens.

      6.2 Transfer and Retention of Records. After the Closing, the Seller, upon reasonable prior written notice from the Purchaser shall give Purchaser, and its representatives, employees, counsel and accountants, access, during normal business hours and at the principal place of business of the Seller, to the books and records relating to the Business, but solely with respect to periods prior to the Closing Date, and shall permit such persons to examine and copy such records to the extent reasonably requested in connection with the preparation of Tax and financial reporting matters, audits, legal proceedings, governmental investigations and other business purposes; provided, however, that nothing herein shall obligate the Seller, to (i) take actions that would unreasonably disrupt the normal course of business of the Seller; (ii) violate the terms of any contract to which the Seller is a party or to which the Seller is bound or by which any of the assets of the Seller is subject; (iii) grant access to any of its proprietary, confidential or classified information (including, without limitation, any Confidential and Proprietary Information); or (iv) waive any right to assert the attorney-client privilege or any other privilege with respect to any document.

      6.3 Employee Matters.
          ----------------

          (a) Except for the Berdy Employment Agreement and Holtmeier Employment Agreement, the Purchaser shall not be obligated to offer employment to any employee of the Seller and the Purchaser shall not assume or be responsible in any way for the obligations, liabilities or responsibilities to the Seller's employees.

          (b) The Purchaser shall not be deemed to be a successor employer with respect to the employment of any of the Seller's employees or with respect to any benefit plans maintained for the benefit of the Seller's employees. In the event any of the Seller's employees shall be deemed to have been terminated by reason of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, all liability for any severance and other similar benefits to any such Seller employee shall be the sole responsibility of the Seller.

      6.4 Tax Matters. The Seller (i) shall cause to be prepared and duly and timely filed all Tax Returns with respect to the Purchased Assets for all periods on or prior to the Closing Date for sales, bulk sales, use, real or personal property or other transfer, excise, recording fees and charges and similar Taxes (including, without limitation, any such Tax Returns required to be filed as a result of, or in connection with, the sale, assignment, conveyance and transfer of the Purchased Assets to the Purchaser or the transactions contemplated hereby) and (ii) shall be solely responsible for the payment of such Taxes. Each of the Seller and the Purchaser shall cooperate (and shall cause their tax professionals to cooperate) with each other in connection with any Tax matter relating to the Purchased Assets or Assumed Liabilities or the transactions contemplated by this Agreement arising from periods on or before the Closing Date.

      6.5 Name Changes. The Seller covenants and agrees that, within two (2) Business Days after the Closing, it shall file a certificate of amendment to its Certificate of Incorporation and fictitious name registrations, and file appropriate documentation in those jurisdictions in which it is qualified to do business as a foreign corporation, if any, to change its corporate name and fictitious names to eliminate the names "Berdy", "SmartClinic(R)", "SmartVoice(R)" and "SmartGist(R)" to a name that does not include or bear any similarity to said names or any other name or any Intellectual Property Rights included in the Purchased Assets and associated with the Business. The Seller covenants and agrees not to use any names that bear any similarity to such corporate names in connection with a Competitive Business.

      6.6 Purchase of Insurance "Tail". On or before the Closing Date, the Seller shall pay the premium for "tail" insurance coverage and maintain in effect such "tail" insurance coverage for a period of three (3) years after the Closing Date providing insurance coverage for product liability claims with respect to products sold by the Seller on or prior to the Closing Date.

      6.7 Publicity. No public announcement or other publicity regarding this Agreement or the transactions contemplated hereby shall be made prior to or after the date hereof without the prior written consent of the Purchaser and the Seller as to form, content, timing and manner of distribution. Notwithstanding the foregoing, nothing in this Agreement shall preclude the Purchaser or its Affiliates from making any public announcement or filing pursuant to any federal or state securities laws or stock exchange rules.

      6.8 Collection of Accounts Receivable. (a) From and after the Closing Date, the Purchaser shall have the right and authority, and shall use commercially reasonable efforts, to collect the Accounts Receivable, and to endorse all checks received on account of the Accounts Receivable, which are in the Seller's name generally, to the account of the Purchaser in accordance with the billing and collection practices presently applied by the Purchaser in the collection of its accounts and notes receivable. With respect to any particular Accounts Receivable, the Purchaser shall be under no obligation to commence or not to commence litigation to effect collection and may make any adjustment, concession or settlement which in the good faith judgment of the Purchaser is commercially reasonable; provided, however, that Purchaser shall have no authority to make any adjustment, concession or settlement in excess of twenty (20%) percent of the outstanding amount without the prior written consent of the Seller, which consent shall not be unreasonably withheld.

          (b) The Purchaser shall, on or before the fifteenth day of each calendar month commencing with the first complete calendar month following the Closing Date, deliver to the Seller a written report ("Collection Report") of the following information with respect to the Accounts Receivable:

                (i) the amount of each Accounts Receivable for each account comprising such Accounts Receivable; and

                (ii) the amount of cash collections of each Accounts Receivable during the period from the Closing Date through the date of the Collection Report.

          (c) If the  Purchaser  has not  collected,  within one hundred  twenty
(120)  days after the  Closing  Date,  an amount  equal to the book value of the
Accounts Receivable set forth on Schedule 4.16 hereto (the "Amount of Receivables"), then the Purchaser shall have the right to set off an amount (the "Receivables Reimbursement Payment") equal to (i) the Amount of Receivables minus (ii) the amount collected in cash by the Purchaser during such one hundred twenty (120) day period in respect of the Accounts Receivable. Any right to set off provided under this Section 6.8(c) shall be made as a direct claim against the Consideration Shares or under the Escrow Agreement, at the Purchaser's option. After the expiration of such one hundred twenty (120) day period, any then outstanding Accounts Receivable for which the Purchaser has received a Receivables Reimbursement Payment shall be reassigned to the Seller.

          (d) If, after the Closing Date, the Seller, or any other Person on behalf of the Seller, shall receive any remittance from any account debtors with respect to the Accounts Receivable (excluding any Accounts Receivable reassigned to the Seller pursuant to Section 6.8(c) above), the Seller or such other Person shall endorse such remittance to the order of the Purchaser and forward it to the Purchaser immediately upon receipt thereof, and any such amounts shall be deemed to have been collected by the Purchaser for purposes of this Section 6.8.

          (e) In the event that Purchaser should collect any funds that are not for payments of the Accounts Receivable assigned to the Purchaser and are otherwise due and payable to the Seller under this Agreement or any other Seller Document or Purchaser Document, then Purchaser shall promptly remit any such payment to the Seller.

                                   ARTICLE 7

                      CONFIDENTIALITY; NONSOLICITATION AND
                            NON-COMPETITION COVENANTS
                            -------------------------

      7.1 Confidentiality; Non-Competition; Nonsolicitation.
          -------------------------------------------------

          (a) After the Closing Date, the Seller, or any of its Affiliates shall not, directly or indirectly, under any circumstance: (i) disclose to any other Person any Confidential or Proprietary Information (as such term is hereinafter defined), except as may be required by applicable law; (ii) act or fail to act so as to impair the confidential or proprietary nature of any such Confidential or Proprietary Information or the benefits thereof to the Purchaser; (iii) use any such Confidential or Proprietary Information in any manner, other than for the sole and exclusive benefit of the Purchaser and only after obtaining the Purchaser's prior written consent to such use; or (iv) offer or agree to, or cause or assist in the inception or continuation of, any such disclosure, impairment or use of any such Confidential or Proprietary Information or trade secret. After the Closing, all Confidential and Proprietary Information shall be and remain the sole and exclusive property of the Purchaser. For purposes hereof, the term "Confidential and Proprietary Information" shall mean any and all of the following (regardless of the medium in which maintained or stored):
(i) confidential or proprietary information or material not in the public domain about or relating to any aspect of the Business or any of the Purchased Assets or the Assumed Liabilities or any trade secrets relating to the Business, including, without limitation, financial information and projections, research and development plans or projects; data and reports; formulas; product-testing information; business improvements, processes, marketing and selling strategies; strategic business plans (whether pursued or not); budgets; licenses; pricing, pricing strategy and cost data; the identities of customers and potential customers; the identities of contact persons at customers and potential customers; the particular preferences, likes, dislikes and needs of customers and contact persons of customers with respect to products, pricing, timing, sales terms, service plans, methods, practices, strategies, forecasts, know-how and other marketing techniques; the identities of key accounts; the identities of suppliers and contractors, and all information about those supplier and contractor relationships such as contact person(s), pricing and other terms; and the terms of contracts or agreements; or (ii) any information, documentation or material not in the public domain, the knowledge of which gives or would likely give the Purchaser or any of its Affiliates an advantage with respect to the Business over any Person not possessing such information.

          (b) Neither the Seller nor any of its Affiliates shall (i) at any time during the five (5) year period following the Closing Date, directly or indirectly, use its special knowledge, engage or be interested (whether as owner, partner, member, lender, shareholder, consultant, employee, agent, supplier, distributor or otherwise) in any business, activity or enterprise which competes with the Seller or any aspect of the Business (a "Competitive Business"); or (ii) directly or indirectly, induce or influence any customer, vendor, supplier, distributor, consultant or any other Person that had a business relationship with the Seller at any time prior to the Closing to discontinue or reduce the extent of its relationship with the Purchaser or to terminate said relationship. For purposes of this Agreement, the Seller, or any of its Affiliates shall not be deemed to be directly or indirectly interested in a business if their interest, individually or in the aggregate with each other, is limited solely to the ownership of not more than two percent (2%) in the aggregate of the securities of any class of corporation whose shares are listed or admitted to trade on a national securities exchange or are quoted on Nasdaq or the OTC Bulletin Board.

          (c) At any time during the five (5) year period following the Closing Date, the Seller and its Affiliates shall not, and shall not permit any of their employees, agents or others then under their control to, directly or indirectly, on behalf of the Seller, or the Seller's Affiliates, or any other Person, accept Competitive Business from, or solicit the Competitive Business of, any Person who is a customer or supplier of the Seller or any of its Affiliates, or may be a prospective customer or supplier of the Seller or any of its Affiliates.

          (d) The Seller and its Affiliates shall not at any time, directly or indirectly, use or purport to authorize any Person to use any name, mark, copyright, logo, trade dress or other identifying words or images which are the same as or similar to those used currently or in the past by the Purchaser, the Seller, or their Affiliates in connection with any product or service, whether or not such use would be in a Competitive Business.

          (e) Neither the Seller nor any of its Affiliates shall at any time during the five (5) year period following the Closing Date, directly or indirectly, employ or solicit to employ or engage for any other Person, any employee of the Purchaser who was an employee of the Purchaser within two (2) years of the date of such employment, solicitation or engagement, or solicit any such individual to leave such individual's employment or join the employ of another, then or at a later time.

          (f) The parties agree that nothing in this Agreement shall be construed to limit or negate the common law of torts or trade secrets where it provides the Purchaser with any broader, further or other remedy or protection than those provided in this Article 7.

      7.2 Remedies. The Seller acknowledges that because the breach or attempted or threatened breach of any of the provisions of Section 7.1 hereof will result in immediate and irreparable injury to the Purchaser for which the Purchaser will not have an adequate remedy at law and for which monetary damages are not readily calculable, the Purchaser shall be entitled to obtain injunctive or other equitable relief restraining and prohibiting such breach or threatened breach, including, without limitation, a temporary and permanent injunction, enjoining any such breach or attempted or threatened breach (without being required to post a bond or other security or to show any actual damages). The right to an injunction and other equitable relief shall be in addition to, and cumulative with, all other rights and remedies available to the Purchaser at law, in equity or otherwise.

      7.3 Independence of Agreements. The provisions of this Article 7 are in addition to and independent of any agreements or covenants contained in the Employment Agreements.

      7.4 Enforceability. The Seller acknowledges that, without the provisions of this Article 7 hereof, the Purchaser would not enter into this Agreement or consummate the transactions contemplated hereby. Accordingly, the Seller shall be bound by the provisions hereof to the maximum extent permitted by law, it being the intent and spirit of the parties that such provisions shall be enforced to the fullest extent permitted by law. Without limiting the generality of the foregoing, if any provision of this Article 7 hereof shall be held by any court of competent jurisdiction or another competent authority to be illegal, invalid or unenforceable, such provision shall be reformed so that it will be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable, and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

                                    ARTICLE 8

                                 INDEMNIFICATION
                                 ---------------

      8.1 Survival of Representations and Warranties. All representations, warranties, covenants and agreements of the parties contained in this Agreement or in any other document or instrument executed or delivered in connection herewith shall survive the Closing (subject to Section 8.7 hereof), notwithstanding any examination or investigation made by or for any party hereto.

      8.2 Indemnification by the Seller. The Seller shall indemnify and hold harmless the Purchaser and its Affiliates, and each of their respective directors, officers, employees, agents, representatives, stockholders and controlling parties and all of their successors and assigns (each a "Purchaser Indemnified Person") from, and defend each of them from and against, and will pay each Purchaser Indemnified Person for any and all demands, claims, actions, liabilities, obligations, losses, damages (including, without limitation, special, consequential and punitive damages), costs, penalties, expenses (including, without limitation, interest, costs of investigation and defense and the reasonable fees and expenses of attorneys and other professionals and experts) or diminution in value, whether or not involving a Third Party Claim and without regard to any potential Tax benefit that may be obtained as a result thereof (collectively, "Losses") asserted against, imposed upon or incurred by any such Purchaser Indemnified Person, directly or indirectly, resulting from or arising out of or in connection with or relating to any of the following:

          (a) any inaccuracy or breach of any representation or warranty of the Seller contained herein or in any Seller Document;

          (b) any breach of any agreement, covenant or obligation of the Seller contained herein or in any Seller Document;

          (c) any liability, obligation or responsibility of the Seller or which in any way relates to the Business or the Purchased Assets that is not an Assumed Liability (including, without limitation, any liability for indebtedness, lease obligations, or Taxes or withholdings) arising out of the operation of the Business prior to the Closing Date;

          (d) any and all claims, actions, suits or any administrative, arbitration, governmental or other proceedings or investigations against any Purchaser Indemnified Person or in which any Purchaser Indemnified Person becomes involved that relate to the Seller or the Business in which the principal event giving rise thereto occurred prior to the Closing Date or which result from or arise out of any action or inaction prior to the Closing Date of the Seller or any manager, officer, employee, agent, representative or subcontractor of the Seller or a state of facts prior to Closing Date, including, without limitation, any claim, action, suit or proceeding or investigation set forth on Schedules 4.5(a), 4.5(b), 4.6, 4.9 and/or Schedule
4.18 to this Agreement, except for any of the foregoing which is an Assumed Liability; and

          (e) any operations of the Seller following the Closing.

      8.3 Indemnification by the Purchaser. The Purchaser shall indemnify and hold harmless the Seller and its Affiliates, and each of its managers, officers, employees, agents, representatives, equityholder and controlling parties and all of their successors and assigns (each a "Seller Indemnified Person"), from and defend each of them from and against and will pay each Seller Indemnified Person for any and all Losses asserted against, imposed upon or incurred by any such Seller Indemnified Person, directly or indirectly, resulting from or arising out of or in connection with or relating to any of the following:

          (a) any inaccuracy or breach of any representation or warranty of the Purchaser contained herein or in any other Purchaser Document;

          (b) any breach of any agreement, covenant or obligation of the Purchaser contained herein or in any other Purchaser Document; and

          (c) any Assumed Liability.

      8.4 Indemnification Procedures - Third-Party Claims.

          (a) The rights and obligations of a party claiming a right to indemnification under this Article 8 (each an "Indemnitee") from another party hereto (each an "Indemnitor") in any way relating to a Third Party Claim shall be governed by the following procedures of this Section 8.4:

                (i) The Indemnitee shall give prompt written notice to the Indemnitor of the commencement of any action, suit or proceeding, or any written threat thereof, or any state of facts which the Indemnitee reasonably determines will give rise to a claim by the Indemnitee against the Indemnitor based on the indemnity agreements contained in this Article 8, which notice shall set forth the nature and basis of the claim and the amount thereof (or a reasonable estimate of such amount), to the extent known and any other reasonably relevant information in the possession of the Indemnitee (a "Notice of Claim"). No failure to give a Notice of Claim shall affect the indemnification obligations of an Indemnitor hereunder, except to the extent such failure materially prejudices such Indemnitor's ability to successfully defend the matter giving rise to the indemnification claim.

                (ii) In the event that an Indemnitee furnishes an Indemnitor with a Notice of Claim, then upon the written acknowledgment by the Indemnitor given to the Indemnitee within thirty (30) days after the Indemnitor's receipt of the Notice of Claim, that the Indemnitor is undertaking and will prosecute the defense of the claim under the indemnity agreements contained in this Article 8 and confirming that as between the Indemnitor and the Indemnitee, the claim covered by the Notice of Claim is the obligation of the Indemnitor, with respect to which the Indemnitor is obligated to indemnify and hold harmless the Indemnitee hereunder and that the Indemnitor will be able to pay the full amount of potential liability, including all attorneys' fees, costs and other expenses, in connection with such claim (including, without limitation, any action, suit or proceeding and all proceedings on appeal which legal counsel for the Indemnitee shall deem appropriate) (an "Indemnification Acknowledgment"), then the claim covered by the Notice of Claim may be defended by the Indemnitor; provided, however, that the Indemnitee is authorized to file any motion, -------- ------- answer or other pleading that may be reasonably necessary or appropriate to protect its interests during such thirty (30) day period. In the event the Indemnitor does not furnish an Indemnification Acknowledgment to the Indemnitee within such time period, or does not offer reasonable assurances to the Indemnitee as to Indemnitor's financial capacity to satisfy any final judgment or settlement, the Indemnitee may, upon written notice to the Indemnitor, assume control of the defense (with legal counsel chosen by the Indemnitee) and defend, settle or dispose of the claim, at the sole cost and expense of the Indemnitor. Notwithstanding receipt of an Indemnification Acknowledgment, the Indemnitee shall have the right to employ its own legal counsel in respect of any such claim, action, suit or proceeding, but the fees and expenses of such legal counsel shall be at the Indemnitee's own cost and expense, unless (A) the employment of such legal counsel and the payment of such fees and expenses both shall have been specifically authorized by the Indemnitor or (B) the Indemnitee shall have reasonably concluded, based upon a written opinion of legal counsel to the Indemnitee, a copy of which shall be furnished to the Indemnitor, that there may be defenses available to the Indemnitee which are different from or additional to those available to the Indemnitor (if the Indemnitor is also a party or potential party to the claim) or the claim is one which could have a material adverse effect on the business, operations, assets, properties or prospects of the Indemnitee in which case the costs and expenses incurred by the Indemnitee shall be borne by the Indemnitor.

                (iii) The Indemnitee or the Indemnitor, as the case may be, depending upon who is controlling the defense of the action, suit or proceeding, shall keep the other fully informed of such claim, action, suit or proceeding at all stages thereof, whether or not the other is represented by legal counsel. Subject to the Indemnitor furnishing the Indemnitee with an Indemnification Acknowledgment in accordance with
        Section  8.4(a)(ii)
        hereof, the Indemnitee shall cooperate with the Indemnitor and provide such assistance, at the sole cost and expense of the Indemnitor, as the Indemnitor may reasonably request in connection with the defense of any such claim, action, suit or proceeding, including, but not limited to, providing the Indemnitor with access to and use of all relevant corporate records and making available its officers and employees for depositions, pre-trial discovery and as witnesses at trial, if required. In requesting any such cooperation, the Indemnitor shall have due regard for, and attempt to not be disruptive to, the business and day-to-day operations of the Indemnitee and shall follow the requests of the Indemnitee regarding any documents or instruments which the Indemnitee reasonably believes should be given confidential treatment or is subject to a privilege.

          (b) The Indemnitor shall not settle any claim, action, suit or proceeding which Indemnitor has undertaken to defend, in accordance with the procedures set forth in this Article 8, without the Indemnitee's prior written consent (which consent shall not be unreasonably withheld or delayed), unless there is no obligation on the part of the Indemnitee to contribute to any payment made to settlement of the claim, action, suit or proceeding, the Indemnitee receives a general and unconditional release with respect to the claim (which shall be in form, substance and scope reasonably acceptable to the Indemnitee), there is no finding or admission of violation of any Legal Requirement by, or effect on any other claims that may be made against the Indemnitee and the relief granted in connection therewith requires no action on the part of, and has no effect on, the Indemnitee or its business or reputation. If the Indemnitee is controlling the defense of the claim, action, suit or proceeding, the Indemnitee shall not settle the claim, action, suit, or proceeding without the Indemnitor's prior written consent (which consent shall not be unreasonably withheld or delayed).

          (c) Any claim made by a Purchaser Indemnified Person or a Seller Indemnified Person that may be made under more than one subsection under Section
8.2 or 8.3, as applicable, may be made under the subsection that the claiming party may elect in its sole discretion, notwithstanding that such claim may be made under more than one subsection.

      8.5 Procedure for Indemnification - Direct Indemnification Claims. A claim for indemnification for any matter not relating to a Third Party Claim may be asserted by notice directly by the Indemnitee to the Indemnitor.

      8.6 Right to Indemnification Not Affected by Knowledge or Waiver.
          ------------------------------------------------------------

          (a) The right to indemnification hereunder, payment of Losses or other remedy based upon breach of any representation, warranty, covenant, agreement or obligation of a party hereunder shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date (including, without limitation, the due diligence investigation engaged in by the Purchaser and its representatives), with respect to the accuracy or inaccuracy of or compliance or noncompliance with, any such representation, warranty, covenant, agreement or obligation.

          (b) The waiver of any condition to a party's obligation to effectuate the Closing and consummate the transactions contemplated hereby, where such condition is based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant, agreement or obligation, will not affect the right to indemnification, payment of Losses or other remedy based on such representation, warranty, covenant, agreement or obligation.

      8.7 Time Limitations.
          ----------------

          (a) Except for any liability with respect to (i) the representations and warranties set forth in Section 4.5, Section 4.6, Section 4.9, Section 4.18,
Section 4.21 and Section 4.22 hereof; (ii) a claim with respect to a breach of any representation or warranty or any covenant, agreement or obligation of the Seller based upon fraud; (iii) the covenants set forth in Section 6.4 and 7.1 hereof; and (iv) the matters subject to Section 8.2(c) and Section 8.2(d) (items
(i) through (iv) collectively, the "Extended Period Claims"), the Seller shall have no liability with respect to the matters described in Section 8.2 unless, on or before the date that is the three (3) year anniversary of the Closing Date, the Purchaser notifies the Seller of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Purchaser. Notwithstanding the foregoing, a claim for indemnification by the Purchaser or any other Purchaser Indemnified Person with respect to any Extended Period Claim may be made at any time until ninety (90) days after expiration of the applicable statute of limitations and any extensions thereof. Any claim for indemnification made prior to the applicable time limitation set forth in this
Section 8.7(a), if any, shall be permitted notwithstanding the subsequent expiration of such time limitation.

          (b) Except for any liability with respect to any claim with respect to a breach of any representation, warranty, covenant, agreement or obligation of the Purchaser based upon fraud, the Purchaser shall have no liability with respect to the matters described in Section 8.4 unless, on or before the date that is the three (3) year anniversary of the Closing Date, the Seller or the Seller Indemnified Person notify the Purchaser of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Seller or the Seller Indemnified Person. Notwithstanding the foregoing, a claim for indemnification by the Seller or a Seller Indemnified Person with respect to a claim with respect to a breach of any representation, warranty, covenant, agreement or obligation of the Purchaser based upon fraud, may be made at any time until ninety (90) days after the expiration of the applicable statute of limitations and any extension thereof. Any claim for indemnification made prior to the time limitation set forth in this Section 8.7(b), if any, shall be permitted notwithstanding the subsequent expiration of such time limitation.

      8.8 Limitations on Amount.
          --------------------

          (a) The Seller shall have liability for indemnification with respect to any Loss based upon Section 8.2 hereof from the first dollar of Loss. Anything to the contrary notwithstanding, the Seller shall have no liability for indemnification to the extent that the aggregate amount of all Losses with respect to such matters exceeds an amount equal to the Purchase Price plus the amount of the Deferred Consideration under the Escrow Agreement (the "Indemnification Limit").

          (b) Notwithstanding anything to the contrary set forth in Section 8.8(a) hereof, the Indemnification Limit set forth in said Section 8.8(a) shall not apply to any claim by the Purchaser or other Purchaser Indemnified Person with respect to a claim for indemnification with respect to (i) the representations or warranties set forth in Sections 4.5, 4.6, 4.9, 4.18, 4.21 and 4.22; (ii) any claim for indemnification based upon fraud; (iii) any claim for indemnification with respect to a breach of the covenants set forth in
Section 6.4 and 7.1; or (iv) any claim for indemnification under Section 8.2(d) hereof.

      8.9 Right To Set-off Against the Consideration Shares. Notwithstanding any of the terms and provisions contained herein, should any claims for Losses be made in good faith by a Purchaser Indemnified Party against the Seller, whether pursuant to the provisions of this Article 8 hereof or any of the Seller Documents, the Purchaser shall give notice to the Seller of the claim for which it is exercising its right to set-off and, if the circumstances giving rise to such claim have not been cured by the Seller within ten (10) days after deemed receipt of such notice pursuant to Section 9.5, the Purchaser may, in the exercise of its good faith judgment, set-off and deduct such amount by the cancellation of Consideration Shares with the Company's transfer agent and following such cancellation by the Company, Seller shall have no right, title or interest to the Consideration Shares whatsoever, and such shares shall be null and void; provided, that any amount that may be set-off pursuant to this Section
8.9 shall be reduced by any amounts paid on such claim to the Purchaser Indemnified Party by the Seller pursuant to Article 8 hereof. For purposes of calculating set-off amounts under this Section 8.9, each Consideration Share shall have a value equal to $____, adjusted if and as appropriate to reflect issued or issuable stock or cash dividends, stock splits, combination of shares, or issuance of different or replacement securities affecting such Consideration Share during the term of this Agreement (but not adjusted for market fluctuation in value of Parent Common Stock).

      8.10 Arbitration with Respect to Set-Off Rights. Any disagreement, dispute, controversy or claim arising out of or relating solely to Section 8.9 of this Agreement shall be submitted to binding arbitration before the American Arbitration Association ("AAA"), in accordance with its rules of Commercial Arbitration. The decision of the arbitrator shall be final and binding upon the parties, and it may be entered in any court of competent jurisdiction. The arbitration shall take place in New York, New York. The arbitrator shall be bound by the laws of the State of New York applicable to all relevant privileges and the attorney work product doctrine. The arbitrator shall have the power to grant equitable relief where applicable under New York law. The arbitrator shall issue a written opinion setting forth his or her decision and the reasons therefor within thirty (30) days after the arbitration proceeding is concluded. The obligation of the parties to submit any dispute arising under or related to Sections 8.9 of this Agreement to arbitration as provided in this Section 8.10 shall survive the expiration or earlier termination of this Agreement. Notwithstanding the foregoing, either party may seek an injunction or other appropriate relief from a court of competent jurisdiction to preserve or protect the status quo with respect to any matter pending conclusion of the arbitration proceeding, but no such application to a court shall in any way be permitted to stay or otherwise impede the progress of the arbitration proceeding. Each party shall pay its own costs (including, without limitation, attorney's fees and disbursements) and expenses in connection with any arbitration proceeding. Purchaser and Seller hereby consent to the jurisdiction of the AAA in the State of New York for the purpose of any arbitration arising out of any of their obligations arising hereunder.

                                    ARTICLE 9

                                  MISCELLANEOUS
                                  -------------

      9.1 Expenses. Except as otherwise expressly provided in this Agreement, each party hereto shall pay its own costs and expenses incurred in connection with or incidental to the preparation and negotiations of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, attorneys' fees and expenses).

      9.2 Amendment. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

      9.3 Entire Agreement. This Agreement, including the schedules and exhibits hereto, and the instruments and other documents delivered pursuant to this Agreement, the Seller Documents and the Purchaser Documents contain the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter including, without limitation, that certain letter of intent dated April 22, 2004 among the Seller and the Purchaser, all of which are merged herein. No representations or warranties have been made by the Seller, or relied upon by the Purchaser, with respect to the subject matter hereof other than those contained herein, or in the Seller Documents. No representations and warranties have been made by the Purchaser, or relied upon by the Seller, with respect to the subject matter hereof other than those contained herein or in the Purchaser Documents.

      9.4 Waiver. Any waiver by the Purchaser, on the one hand, and the Seller, on the other hand, of any breach of or failure to comply with any provision or condition of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision or condition, or a waiver of any other breach of, or failure to comply with, any other provision or condition of this Agreement, any such waiver to be limited to the specific matter and instance for which it is given. No waiver of any such breach or failure or of any provision or condition of this Agreement shall be effective unless in a written instrument signed by the party granting the waiver and delivered to the other party hereto in the manner provided for hereunder in Section 9.5. No failure or delay by either party to enforce or exercise its rights hereunder shall be deemed a waiver hereof, nor shall any single or partial exercise of any such right or any abandonment or discontinuance of steps to enforce such rights, preclude any other or further exercise thereof or the exercise of any other right.

      9.5 Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service), (b) if mailed certified or registered mail return receipt requested, four (4) Business Days after being mailed, (c) if delivered by overnight courier (with all charges having been prepaid), on the Business Day after such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (d) if delivered by facsimile transmission, on the Business Day of such delivery if sent before 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 9.5), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second Business Day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

                  If to the Seller:

                  Berdy Medical Systems, Inc.
                  Park 80 West, Plaza II
                  Suite 200
                  Saddle Brook, New Jersey 07663-5836
                  Attention:  Dr. Jack Berdy
                  Telecopier:

                  If to the Purchaser:
                  Ramp Corporation
                  33 Maiden Lane
                  New York, New York  10038
                  Attention:     Mr. Andrew Brown, President
                  Telecopier:    (509) 757-4801

                  with a copy to:

                  Jenkens & Gilchrist Parker Chapin LLP
                  The Chrysler Building
                  405 Lexington Avenue
                  New York, NY  10174
                  Attention:  Martin Eric Weisberg, Esq.
                  Telecopier:    (212) 704-6157

or to such other address as any party may specify by notice given to the other party in accordance with this Section 9.5.

      9.6 Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO ANY OF ITS PRINCIPLES OF CONFLICTS OF LAWS OR OTHER LAWS WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION; EXCEPT, HOWEVER, THAT THE APPLICABILITY OF BULK SALES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW JERSEY. THIS AGREEMENT SHALL BE CONSTRUED AND

INTERPRETED WITHOUT REGARD TO ANY PRESUMPTION AGAINST THE PARTY CAUSING THIS AGREEMENT TO BE DRAFTED. EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EXCEPT FOR THOSE CLAIMS GOVERNED BY THE ARBITRATION PROVISIONS OF SECTION 8.11 OF THIS AGREEMENT EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN ANY SUCH COURT, AND AGREES THAT SERVICE OF ANY SUMMONS, COMPLAINT, NOTICE OR OTHER PROCESS RELATING TO SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE EFFECTED IN THE MANNER PROVIDED IN SECTION 9.5.

      9.7 Severability. Without limiting anything set forth in Section 9.4 hereof, the parties agree that should any provision of this Agreement be held to be invalid, illegal or unenforceable in any jurisdiction, that holding shall be effective only to the extent of such invalidity, illegally or unenforceability without invalidating or rendering illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intent of the parties that this Agreement be fully enforced to the fullest extent permitted by applicable law.

      9.8 Binding Effect; Assignment. This Agreement and the rights and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto; provided, that, the Purchaser, in its sole discretion, may assign this Agreement and any of its rights or obligations hereunder to any of its Affiliates or the legal successor to the Purchaser; provided, further, that any such assignment shall not relieve the Purchaser of any of its obligations under this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and the heirs, estate and legal representatives of the Seller.

      9.9 Headings. The section headings contained in this Agreement (including, without limitation, section headings and headings in the exhibits and schedules) are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

      9.10 Third Parties. Except as expressly permitted by Section 9.8 hereof, nothing herein is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and the Indemnified Persons, any rights, privileges or remedies under or by reason of this Agreement.

      9.11 Counterparts. This Agreement may be executed in two (2) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties.

              [The remainder of this page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.



                             SELLER:

                             BERDY MEDICAL SYSTEMS, INC.


                             By:
                                 -----------------------------------------------
                                 Name: Jack Berdy
                                 Title: Chief Executive Officer



                             PURCHASER:

                             RAMP CORPORATION


                             By:
                                ------------------------------------------------
                                Name:  Andrew Brown
                                Title:    President and Chief Executive Officer

                                   APPENDIX I

      "Accounts Receivable" means all trade accounts receivable and all notes, bonds and other evidences of indebtedness of and rights to receive payment, including, without limitation, rebates, refunds and similar payments and any rights of the Seller with respect to any third party collection procedures or any other actions or proceedings relating to the Business which have been commenced in connection therewith and any other item that would be characterized as an account receivable in accordance with GAAP (as such term is hereinafter defined).

      "Affiliate" of any Person (as such term is hereinafter defined) means any stockholder, member, Person or entity controlling, controlled by or under common control with such Person, or any director, officer, manager or key employee of such Person or any of the respective immediate family members of such Person. For purposes of this definition, the term "control", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings that correspond to the foregoing.

      "Authorizations" means all licenses, permits, franchises, approvals, authorizations, qualifications, concessions or the like, issued or granted by any federal, state, local or foreign Governmental Entity (as such term is hereinafter defined) or by any nongovernmental entity to any Person or which in any way relate to the Business or the Purchased Assets.

      "Business Day" means a day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in
Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation which the Seller or any ERISA Affiliate (as defined herein) on or before Closing has sponsored, maintained or contributed to or has had any obligation, liability (whether contingent or other), or responsibility.

      "Environment"   means  all  air,  surface  water,   groundwater  or  land,
including, without limitation, land surface or subsurface, including, without limitation, all fish, wildlife, biota and all other natural resources.

      "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings or other communications (whether written or oral), whether criminal or civil, pursuant to or relating to any applicable Environmental Law (as such term is hereinafter defined) by any Person (including, but not limited to, any Governmental Entity or citizens' group) based upon, alleging, asserting, or claiming any actual or potential (a) violation of or liability under any Environmental Law, (b) violation of any Environmental Permit (as such term is hereinafter defined), or
(c) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines or penalties arising out of, based on, resulting from or related to the presence, Release (as such term is hereinafter defined) or threatened Release into the Environment of any Hazardous Substance (as such term is hereinafter defined) at any location, including, but not limited to, any off-Site (as such term is hereinafter defined) location to which any Hazardous Substance or materials containing any Hazardous Substance were sent for handling, storage, treatment or disposal.

      "Environmental Law" means any and all current federal, state, local, provincial and foreign, civil and criminal laws, statutes, ordinances, orders, codes, rules, regulations, Environmental Permits, policies, guidance documents, judgments, decrees, injunctions, or agreements with any Governmental Entity, relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Substance, including, but not limited to: the Clean Air Act, 42 U.S.C.ss.7401 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.ss.9601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C.ss.1251 et seq.; the Hazardous Material Transportation Act, 49 U.S.C.ss.1801 et seq.; the Federal Insecticide Fungicide and Rodenticide Act, 7 U.S.C.ss.136 et seq.; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C.ss.6901 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss.2601 et seq.; the Occupational Safety and Health Act of 1970, 29 U.S.C.ss.651 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss.2701 et seq.; and the state analogies thereto; and any common law doctrine, including, but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Substance.

      "Environmental Permit" means any federal, state, local, provincial, or foreign permits, licenses, consents or Authorizations required by any Governmental Entity under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental Entity under any applicable Environmental Law.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

      "ERISA Affiliate" means any entity which is, or within the last six years was, a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Seller.

      "GAAP" means generally accepted accounting principles in effect in the United States of America at the time of any determination, and which are applied on a consistent basis. All accounting terms used in this Agreement which are not expressly defined in this Agreement shall have the meanings given to those terms by GAAP, unless the context of this Agreement otherwise requires.

      "Governmental Entity" means any court, tribunal, arbitrator, executive or regulatory authority, tax authority, agency, commission, official or other instrumentality of the United States of America, any foreign country or any domestic or foreign state, county, city, municipality or other political subdivision.

      "Hazardous Substance" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls, and any other chemicals, materials, substances or wastes, in any amount or concentration, which are now or hereafter become defined or regulated as "hazardous substances", "hazardous materials", "hazardous wastes", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "pollutants", "regulated substances", "solid wastes" or "contaminants" or words of similar import under any Environmental Law.

      "Intangibles" means the Intellectual Property Rights, including, without limitation, all trade secrets, designs and methodologies, formulae, recipes, research and development, inventions (whether or not patentable) and other proprietary processes and information of any kind not directly used in connection with the Business but being developed or considered for development any time during the last five (5) years by the Seller or by others for the benefit of the Seller for use in connection with the Business.

      "Intellectual Property Rights" means all United States of America and foreign: patents; copyrights, trademarks; trade names; service marks; brand names; business and product names; uniform resource locators ("URL's"); internet domain names; internet websites and the electronic files, content and layout related thereto; email addresses; listings in telephone books and directories and internet directories; browser, search engines and hyper-links; logos; symbols; trade dress; design and representation or expressions of any of the foregoing; all registrations or applications for registration of any of the foregoing; and all databases and compilations, including any and all data and collections of data; source codes; object codes; computer programs (including any and all software implementation of algorithms, models and methodologies), and computer software in any form or medium, in each case that are owned by the Seller and/or were, are or may be used in connection with the Business or held for use or being developed by the Seller or by others for the benefit of the Seller for use in connection with the Business; and all trade secrets; industrial or manufacturing models; tools, methods and processes; formulae; recipes; research and development; inventions (whether or not patentable); know-how; manufacturing, engineering and other drawings and blueprints; technology; information systems (IS); information technology (IT); technical information; engineering data;

design and engineering specifications; and other proprietary processes and information of any kind owned by the Seller and which were, are or may be used in connection with the Business or any of the Purchased Assets.

      "Inventory" means all of the Seller's inventories of products, whether raw materials, work-in-process or finished goods, all goods used in the Business, all of the Seller's merchandising, promotional and packaging supplies and materials which are held at, or are in transit from or to, any of the locations at which any aspect of the operations of the Seller and/or the Business is conducted, or which are used by or held for the benefit of the Seller, and any other item of the Seller which in accordance with GAAP would be characterized as inventory.

      "knowledge", "known", "best knowledge" and language of similar import shall mean those matters of which the applicable Person is "aware" and shall include all matters actually or constructively known or which should be known by such Person, and which, in the case of the Seller, shall include any of its stockholders, directors, officers and employees, in each case, after due diligence and investigation.

      "Legal Requirement" of a Person means any statute, rule, regulation or other provision of law, or any order, judgment or other direction of a court, arbitration panel or other tribunal resolution or any Governmental Entity, or any other requirement, permit, registration, license or Authorization applicable to such Person, or to any of its properties. assets or business.

      "Liens" means any liens, charges, encumbrances, options, rights of first refusal, security interests, claims, mortgages, pledges, charges, easements, obligations or any other encumbrances (including, without limitation, any conditional sale or other title retention agreement or any lease in the nature thereof and any agreement to grant or to permit or suffer to exist any of the foregoing) or third party rights or equitable interests of any nature whatsoever.

      "Material Adverse Effect" shall mean an adverse effect on the assets, properties, operations, prospects or condition (financial or otherwise) of the Business or the Purchased Assets resulting in any Losses of the Seller which Losses equal or exceed the amount of $1,000 individually or $5,000 in the aggregate.

      "Person" means any natural individual, corporation, partnership, joint venture, trust, limited liability company, association, organization, firm or other entity.

      "Release"  means  any  spilling,   leaking,  pumping,  pouring,  emitting,
emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the Environment.

      "Site" means any real property currently or previously leased, used or operated by the Seller, any predecessors of the Seller or any entities previously owned by the Seller, including, without limitation, all soil, subsoil, surface waters and groundwater thereat.

      "Tax" or "Taxes" means any and all taxes, charges, fees, levies, deficiencies or other assessments of any nature whatsoever, including, without limitation, any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (pursuant to Section 59A of the Code or otherwise), custom duties, capital stock, net worth, franchise, recording, employee's income withholding, foreign withholding, social security (or its equivalent), unemployment, disability, real property, personal property, intangible property, sales, use, transfer, value added, occupancy, registration, customs, recording, gains, alternative or add-on minimum, estimated or other taxes, charge, fee, levy, deficiency or other assessment of whatever kind or nature, including any interest, penalties or additions to tax in respect of any of the foregoing, whether disputed or not, and any obligation to indemnify, assume or succeed to the liability of any other Person in respect of any of the foregoing (including, without limitation, as a transferee (pursuant to Section 6901 of the Code or otherwise), as a result of Treasury Regulation ss.1.1502-6 or similar provision of applicable law, or as a result of a tax sharing or similar agreement, arrangement or understanding).

      "Tax Return" means any federal, state, local or foreign return, declaration, report, claim for refund or credit, document, or other information or filing (including any schedule or exhibit thereto) that is filed or required to be supplied to any Governmental Entity or Regulatory Authority in respect of or relating to any Tax, and any amendment thereof, whether on a consolidated, combined, unitary or separate basis.

      "Third Party Claim" means a claim or demand made by any Person who is not a party to this Agreement including, without limitation, any corporation, Governmental Entity or other third party against an Indemnitee.

                                TABLE OF EXHIBITS


Exhibit A   -   Escrow Agreement
Exhibit B   -   Bill of Sale
Exhibit C   -   Agreement, Termination and Release

                                    SCHEDULES


Schedule 2.5       Purchase Price Allocation
chedule 2.6       Locations of Purchased Assets
Schedule 4.5(a)    Litigation
Schedule 4.5(b)    Legal Compliance
Schedule 4.6       Seller Consents/Approvals
Schedule 4.7       Financial Statements
Schedule 4.8       Liabilities
Schedule 4.9(a)    Tax Matters
Schedule 4.9(b)    Tax Return Jurisdictions
Schedule 4.10      Exceptions to Title
Schedule 4.11      Fixed Assets
Schedule 4.12      Intellectual Property Rights
Schedule 4.13      Material Agreements
Schedule 4.14(a)   Customers and Suppliers
Schedule 4.14(b)   Changes to Customers/Suppliers
Schedule 4.15      Inventory
Schedule 4.16      Accounts Receivable
Schedule 4.18      Environmental Matters
Schedule 4.22      Product Warranties
Schedule 4.23      Insurance Policies
Schedule 4.24      Leased Real Property
Schedule 4.25(a)   Employees
Schedule 4.25(b)   Employee Benefit Plans
Schedule 4.27      Bank Accounts
Schedule 4.28      Debt Schedule 5.5 Purchaser Consents/Approvals













                                      E-2